UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices, including zip code)

(401) 421-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.         REGULATION FD DISCLOSURE

On September 14, 2011, Textron Inc. (the “Company”) issued a press release containing certain information regarding its financial outlook.  A copy of the press release containing the information is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.         OTHER EVENTS

On September 14, 2011, the Company announced that it had commenced a cash tender offer for any and all of its outstanding 4.50% convertible senior notes due 2013 (the “Notes”), upon the terms and subject to the conditions set forth in an offer to purchase, dated September 14, 2011, and the related letter of transmittal (the “Offer”). The Offer will expire at 12:00 midnight, New York City time, at the end of Wednesday, October 12, 2011 (the “Expiration Date”), unless the Offer is extended or earlier terminated by the Company. Upon the terms and subject to the conditions of the Offer, holders of Notes who validly tender and do not properly withdraw their Notes prior to 12:00 midnight, New York City time, at the end of the Expiration Date, will receive, for each $1,000 principal amount of such Notes, a cash purchase price (the “Purchase Price”) equal to the sum of (i) the Average VWAP (as defined herein) multiplied by 57.1429 plus (ii) a fixed cash amount of $504.50, provided that in no event will the Purchase Price be less than $1,075.93 or more than $1,790.22 per $1,000 principal amount of such Notes.  In addition, holders will receive, in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes to, but excluding, the settlement date of the Offer.

The Company will determine the final Purchase Price promptly after the close of trading on the New York Stock Exchange on Wednesday, October 12, 2011 (the “Pricing Date”). The Company will announce the final Purchase Price no later than 4:30 p.m., New York City time, on the Pricing Date, and the final Purchase Price will also be available by that time at http://www.gbsc-usa.com/Textron and from the Company’s information agent. If the Purchase Price will equal the maximum Purchase Price of $1,790.22, then the Offer will be automatically extended (a “Mandatory Extension”) until 12:00 midnight, New York City time, on the second trading day following the Pricing Date to permit holders of Notes to tender or withdraw their Notes during those days.  Upon the terms and subject to the conditions of the Offer, all Notes validly tendered in the Offer and not properly withdrawn prior to 12:00 midnight, New York City time, at the end of the Expiration Date will be accepted for purchase in the Offer.

The “Average VWAP” means the sum of the Daily VWAPs (as defined below) for each day of the Averaging Period (as defined below) divided by 20.

The “Averaging Period” means the period of 20 consecutive trading days beginning on September 15, 2011 and ending on the October 12, 2011.

The “Daily VWAP” for any trading day means the per share volume-weighted average price of our common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page TXT.N <Equity> AQR (or its equivalent successor if such page is not available), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

As of September 14, 2011, there was $599,993,000 aggregate principal amount of Notes outstanding. The Notes are not listed on any securities exchange. The Company’s common stock is listed on the New York Stock Exchange under the symbol “TXT.”  On September 13, 2011, the last reported sale price of the Company’s common stock on the New York Stock Exchange was $15.75 per share.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

	99.1	Press release dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Mary F. Lovejoy
	Name:	Mary F. Lovejoy
	Title:	Vice President and Treasurer

Date: September 14, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 14, 2011.